UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2005

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 30, 2005, Speedway Motorsports, Inc. (the “Company”), International Speedway Corporation (“ISC”) and Action Performance Companies, Inc. (“Action”), issued a joint press release announcing the execution of an Agreement and Plan of Merger, dated as of August 29, 2005 (the “Merger Agreement”), among SMISC, LLC (“SMISC”), a newly formed limited liability company of which the members are ISC and the Company, Motorsports Authentics, Inc., an indirect, wholly owned subsidiary of SMISC (“Merger Sub”) and Action. Pursuant to the Merger Agreement, Merger Sub will merge with and into Action and as a result Action will become an indirect, wholly owned subsidiary of SMISC (the “Merger”). The name of the merged company will become Motorsports Authentics, Inc.

In connection with the Merger, each outstanding share of Action’s common stock will be converted into the right to receive $13 in cash. The completion of the Merger is subject to several conditions, including the approval of Action’s shareholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, consents and certificates from certain counterparties to Action’s contracts, and the absence of any material adverse effect on Action’s business. The Merger Agreement contains certain termination rights for both SMISC and Action and further provides that upon termination of the Merger Agreement under certain circumstances, Action may be required to pay SMISC a termination fee of $7,000,000. In connection with the Merger Agreement, Mr. Fred Wagenhals, the chief executive officer of Action, has entered into a shareholder’s agreement with SMISC that provides that Mr. Wagenhals will vote all shares of capital stock of Action that he beneficially owns in favor of the Merger and take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions of such Shareholder’s Agreement.

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the joint press release attached as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, ISC, SMISC, Merger Sub or Action. The Merger Agreement contains representations and warranties that each of such parties made to the others. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to in connection with the negotiation of the Merger Agreement and contained in either the Merger Agreement or information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 8.01.	Other Events.

On August 30, 2005, the Company issued a joint press release with ISC and Action Performance announcing the execution of the Merger Agreement described above.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger

99.1	Press Release dated August 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: August 30, 2005	By:	/s/ WILLIAM R. BROOKS
William R. Brooks
Executive Vice President and
Chief Financial Officer

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